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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                   KYPHON INC.
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             (Exact name of registrant as specified in its charter)

                  Delaware                             77-0366069
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           (State of Incorporation)         (I.R.S. Employer Identification No.)

    1350 Bordeaux Drive, Sunnyvale, CA                           94089
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    (Address of principal executive offices)                    (ZIP Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): 333-83678
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Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class               Name of each exchange on which
            to be so registered               each class is to be registered

                 None                                       None
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______________________________________       ___________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
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                                (Title of class)

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Information Required in Registration Statement

Item 1.        Description of Registrant's Securities to be Registered

               Incorporated by reference to the "Description of Capital Stock" section of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2002, as amended on April 8, 2002, and April 23, 2002 (Registration No. 333-83678) (the "Registration Statement").

Item 2.        Exhibits

               The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

               3.2 Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of the offering.

               3.4 Bylaws of the Registrant to be effective upon the closing of the offering.

               4.1  Specimen Common Stock certificate of the Registrant.

              10.11 Amended and Restated Stockholder Rights Agreement effective as of December 14, 1999, among the Registrant and certain stockholders of the Registrant.

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                                    Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: May 7, 2002                  Kyphon Inc.


                                    By: /s/ Gary L. Grenter
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                                        Gary L. Grenter
                                        President and Chief Executive Officer

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